UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 14, 2015

iSign Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065-1413
(Address of principal executive offices)

(650) 802-7888
Registrant’s telephone number, including area code

Communication Intelligence Corporation
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Name.

On December 11, 2015, Communication Intelligence Corporation (the “Company”) filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to change its name from Communication Intelligence Corporation to iSign Solutions Inc. A copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 with this Form 8-K and incorporated herein by reference.

On November 30, 2015, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the name change and a change to the trading symbol of its common stock from “CICI” to “ISGN” be approved.  Pursuant to FINRA rules, the change in the Company’s name and trading symbol became effective at the open of business on December 14, 2015.

Item 7.01	Regulation FD Disclosure.

On December 14, 2015, the Company issued a press release announcing the name and trading symbol change, a copy of which is attached hereto as Exhibit 99.1. The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

The Company’s name change to iSign Solutions Inc. and common stock trading symbol “ISGN” became effective on FINRA’s Over-the-Counter Bulletin Board at the open of business on December 14, 2015. The new CUSIP number for the Company’s common stock is 46436A 104.

Item 9.01	Financial Statements and Exhibits

(d)            Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed December 11, 2015
99.1	Press release dated December 14, 2015, entitled “CIC Changes Name to iSign”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iSign Solutions Inc.

By:	/s/ Andrea Goren

Andrea Goren
Chief Financial Officer

Date: December 14, 2015

Exhibit Index

Exhibit	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed December 11, 2015

99.1	Press Release dated December 14, 2015, entitled “CIC Changes Name to iSign”